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                                                                       EXHIBIT D


          ESCROW AGREEMENT ("Escrow Agreement") made this 21st day of April, 1995, among MARSHALL T. REYNOLDS (the "Purchaser"), CITIBANK, N.A., a national banking association (the "Seller"), and CITIZENS BANK OF MARYLAND (the "Escrow Agent").

          WHEREAS, the Purchaser and the Seller have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of April 21, 1995 which requires Purchaser to deliver to the Escrow Agent a Deposit (as defined in Section 2.2 of the Stock Purchase Agreement);

          NOW THEREFORE, the parties hereto agree as follows:

          1. Except as otherwise provided herein, capitalized terms used in the Stock Purchase Agreement shall have the same meaning when used herein.

          2. Concurrently with the execution of the Stock Purchase Agreement, Purchaser shall deliver to the Escrow Agent the Deposit to be held by the Escrow Agent in an escrow account at _______________ in accordance with the terms of this Escrow Agreement and the Stock Purchase Agreement. The Escrow Agent shall invest the Deposit in overnight repurchase agreements collateralized by United States Treasury securities. The Deposit plus all interest or other moneys earned thereon after the deduction of fees and expenses of the Escrow Agent as provided herein shall constitute the "Escrowed Funds."

          3. The Escrow Agent shall not sell, transfer or in any manner encumber the Escrowed Funds except pursuant to the terms of this Escrow Agreement.

          4. The Escrowed Funds shall be distributed by the Escrow Agent as follows:

               (a) If the Initial Closing occurs, the Escrowed Funds shall be distributed at the Initial Closing to the Seller and credited toward payment of the Purchase Price;

               (b) If (i) the Stock Purchase Agreement is terminated by either Seller or Purchaser pursuant to Section 7.1(c) or (f) thereof or by the Seller pursuant to Section 7.1(b) thereof, (ii) Purchaser does not at such time have the right to terminate the Stock Purchase Agreement under Section 7.1 thereof and (iii) the Seller has not breached, in any material respect, (A) any covenant or undertaking contained in the Stock Purchase Agreement or (B) any representation or warranty contained in the Stock Purchase Agreement, which breach has not been cured in all material

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respects, then the Escrowed Funds shall be distributed to the Seller.

               (c) If the Stock Purchase Agreement is terminated other than pursuant to Section 7.1(a) thereof and subsection (b) of this Section 4 does not apply, then the Escrowed Funds shall be distributed to Purchaser.

               (d)  If the Stock Purchase Agreement is terminated pursuant to
Section 7.1(a) thereof, the Escrowed Funds shall be distributed in accordance with the joint instructions of the Seller and Purchaser.

          5. In the event the Seller or Purchaser believes that it is entitled to the Escrowed Funds, such party (the "Demanding Party") shall deliver a notice ("Notice") to the other party (the "Other Party") and to the Escrow Agent that shall set forth the reason(s) it believes it is entitled to the Escrowed Funds. If, within ten days of the date of such Notice, the Other Party either consents in writing to such distribution or the Escrow Agent receives no Notice of Objection (as defined below) pursuant to paragraph 6 hereof, the Escrow Agent shall pay the Escrowed Funds to the Demanding Party on the eleventh day after the date of such Notice.

          6. If a Notice is sent to the Escrow Agent and, within ten days of the date of the Notice, the Escrow Agent and the Demanding Party receive a written notice of objection ("Notice of Objection") from the Other Party, no distribution shall be made until such dispute shall have been resolved by (a) an agreement in writing signed by the Seller and Purchaser, or (b) by a final judgment of a court of competent jurisdiction, as to which judgment the time for appeal shall have expired and no appeal shall be pending, and the full and executed counterpart of such agreement, or a certified copy of such final judgment together with an affidavit of counsel for the Seller or Purchaser, as the case may be, stating that the time to appeal therefrom has expired and no appeal is pending, is delivered to the Escrow Agent, in which case the Escrow Agent shall comply with the terms of such agreement or judgment.

          7.   The Seller and Purchaser agree with the Escrow Agent as follows:

               a. The Escrow Agent shall not be bound in any way by any agreement or contract between the Seller and Purchaser other than the Stock Purchase Agreement (and any amendments or supplements thereto of which it has notice) or as specifically set forth herein, and the Escrow Agent's only duties and responsibilities shall be
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          to hold and dispose of the Deposit in accordance with the terms of the
          Stock Purchase Agreement and this Escrow Agreement.

               b. The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to the Escrow Agent either by the Seller or Purchaser by any of the persons whose names and specimen signatures have been furnished to the Escrow Agent pursuant to paragraph 9 hereof and it shall not be necessary for the Escrow Agent to inquire into the authority of such signer(s).

               c. This Escrow Agreement may be altered or amended only with the consent of all of the parties hereto. The Seller and Purchaser may remove Citizens Bank of Maryland as Escrow Agent at any time upon 10 days' written notice to the Escrow Agent.

               d. Any notice required to be given to the Escrow Agent, the Seller or Purchaser shall be in writing and shall be effective when delivered to the Seller or Purchaser at its address as specified in
          Section 8.4 of the Stock Purchase Agreement or to the Escrow Agent at the address specified below:

                    Citizens Bank of Maryland
                    ______________________________
                    ______________________________
                    Attention:____________________

          or such other address as the parties may have furnished each other in writing, which notice of change of address shall be effective only upon receipt.

               e. The Escrow Agent shall charge the Escrowed Funds for any reasonable expenses incurred in connection with this Escrow Agreement, including attorneys' fees at its hourly rates and including the actual cost of legal services should the Escrow Agent deem it necessary to retain counsel (other than any fees and expenses incurred by the Escrow Agent in connection with a Notice of Objection, which fees and expenses shall be paid by the Seller if a final judgment of a court of competent jurisdiction is rendered for Purchaser and which fees and expenses shall be paid by Purchaser if a final judgment of a court of competent jurisdiction is rendered for the Seller.

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               f.   The Escrow Agent shall not be liable for any action taken or omitted by the Escrow Agent in good faith and in no event shall the Escrow Agent be liable or responsible except for its own gross negligence or willful misconduct.

               g.   Purchaser warrants to the Escrow Agent and the Seller that
          (i) there is no security interest in the Deposit or any part thereof,
          (ii) no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Deposit or any part thereof, and (iii) the Escrow Agent shall have no responsibility at any time to ascertain whether any security interest exists in the Deposit or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Deposit or any part thereof.


          8. This Escrow Agreement and its validity, construction and performance shall be governed by the laws of the District of Columbia, without giving effect to principles of conflict of laws thereof, and shall be binding upon the Escrow Agent, Purchaser and the Seller and their respective successors and permitted assigns. No party to this Escrow Agreement may assign its rights or duties hereunder without the prior written consent of the other parties hereto.

          9. Simultaneously with the execution of this Escrow Agreement, the Seller and Purchaser will each deliver to the Escrow Agent and to each other a certificate containing the names and specimen signatures of its officers or representatives authorized to sign this Escrow Agreement and notices, instructions and other communications hereunder. These certificates may be amended or replaced from time to time by later dated certificates delivered to the Escrow Agent by the Seller or Purchaser, as the case may be.

          IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed and delivered by their duly authorized officers or representatives and have caused this Escrow Agreement to be dated as of the date and year first above written.

                              CITIBANK, N.A.


                              By:  /S/ WALTER C. VOSBURGH, SR.
                                   ------------------------------
                                   Name: WALTER C. VOSBURGH, SR.
                                         ------------------------
                                   Title: VICE PRESIDENT
                                         ------------------------

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                              /S/ MARSHALL T. REYNOLDS
                              ------------------------
                              MARSHALL T. REYNOLDS


We accept appointment as Escrow
Agent and acknowledge receipt of
the Deposit.

CITIZENS BANK OF MARYLAND


By:  /s/ H. Wendy Wetstein
     --------------------------
     Name: H. Wendy Wetstein
           --------------------
     Title: Vice President
            -------------------


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